UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 23, 2005

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-5005 (Commission File Number)	23-1069060 (IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)    Previous independent accountants

        (i)        On August 23, 2005, IntriCon Corporation (the “Company”) dismissed KPMG LLP (“KPMG”) as its independent registered public accountants. The Company’s Audit Committee made and approved the decision to change the independent registered public accountants.

        (ii)       The reports of KPMG on the Company’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that the reports for the past two fiscal years included a separate paragraph which indicated that the Company restated its consolidated financial statements as of and for the years ended December 31, 2004 and 2003.

        (iii)       In connection with its audits for the two most recent fiscal years and through August 23, 2005, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their report on the financial statements for such years.

        (iv)       During the two most recent fiscal years and through August 23, 2005, there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)), except that on June 28, 2005, KPMG advised the Company’s audit committee of the following matters involving internal controls that KPMG considered to be a material weakness:

During 2005, the Company restated its consolidated financial statements for the years 2000 through 2004 to correct the accounting for certain research and development expenditures that were erroneously capitalized to the balance sheet. The errors in accounting were mainly due to a lack of knowledge of U.S. generally accepted accounting principles (“U.S. GAAP”) in the Company’s Singapore location. In addition, a thorough review of the Company’s Singapore financial statements for compliance with U.S. GAAP was not performed on a timely basis by the Company’s corporate personnel.

        The subject matter of this deficiency was discussed with the Chairman of the Audit Committee and representatives of the Company’s management on June 24, 2005, The methodology for accounting for the Company’s research and development expenses was corrected prior to the end of the quarter ended June 30, 2005 and the Company initiated the policies and procedures described below:

        • The Company implemented education programs within the Company to ensure that all finance and accounting employees are adequately trained and supervised in the application of US GAAP.

        • The Company created stronger communication protocols and relationships between the Company’s management and its finance and accounting personnel to ensure for proper accounting analysis and treatment.

        • The Company added internal review controls to insure that capitalized projects appearing on the balance sheet are reviewed and approved by management on a quarterly basis.

        (v)       The Company has requested that KPMG furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated August 25, 2005, is filed as Exhibit 16.1 to this Form 8-K.

(b)    New independent accountants

        (i)        Effective as of August 23, 2005, the Company engaged Virchow, Krause & Company, LLP as its new independent registered public accountants. The decision to engage Virchow, Krause & Company, LLP was made and approved by the Audit Committee of the Board of Directors.

        (ii)       During the two most recent fiscal years and through August 23, 2005, the Company has not consulted with Virchow, Krause & Company, LLP regarding (A) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

        A copy of the Company’s press release concerning the foregoing is attached as Exhibit 99.1 to this Form 8-K and is furnished herewith for purposes of Regulation FD.

Item 9.01.   Financial Statements and Exhibits

(c)    Exhibits

16.1      KPMG letter dated August 25, 2005.

99.1      Press Release dated August 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntriCon Corporation
Date: August 25, 2005	By:	/s/ William J. Kullback

William J. Kullback Chief Financial Officer

Exhibit Index

16.1   KPMG Letter

99.1   Press Release dated August 25, 2005